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                               JOHN HANCOCK TRUST

                                 TERMINATION OF
                        SERIES III AND SERIES IIIA SHARES
                              OF JOHN HANCOCK TRUST

     The undersigned, constituting a majority of the Trustees of John Hancock Trust, a Massachusetts business trust (the "Trust"), acting pursuant to power conferred on the Trustees by the Agreement and Declaration of Trust of the Trust dated September 29, 1988, do hereby terminate and abolish Series III shares of each of the series of the Trust and Series IIIA shares of each series of the Trust set forth below.

Lifestyle Aggressive Trust
Lifestyle Growth Trust
Lifestyle Balanced Trust
Lifestyle Moderate Trust
Lifestyle Conservative Trust

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     In witness whereof, the undersigned have executed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 29 day of September, 2006.


/s/ Don B. Allen                        /s/ Charles L. Bardelis
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Don B. Allen                            Charles L. Bardelis


/s/ James R. Boyle                      /s/ Peter S. Burgess
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James R. Boyle                          Peter S. Burgess


/s/ Elizabeth Cook                      /s/ Hassell H. McClellan
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Elizabeth Cook                          Hassell H. McClellan


/s/ James M. Oates                      /s/ John D. Richardson
-------------------------------------   ----------------------------------------
James M. Oates                          John D. Richardson


/s/ F. David Rolwing
-------------------------------------
F. David Rolwing

The Agreement and Declaration of Trust of the Trust, dated September 29, 1988, a copy of which together with all amendments thereto is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that this instrument was executed by the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of them or the shareholders of the Trust individually, but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be.